Sharecare announces fourth quarter and full year 2021 financial results and operational highlights

Company announces strategic initiatives to enhance long-term operating performance;
provides financial guidance for first quarter and full-year fiscal 2022 financial results

ATLANTA – March 31, 2022 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter and year ended December 31, 2021.

“Our performance in 2021 demonstrates the execution of our growth strategy while continuing to make strategic investments to enhance and integrate new capabilities into the Sharecare digital platform,” said Jeff Arnold, co-founder, chairman, and CEO of Sharecare. “With the addition of Sharecare+, our payor agnostic advocacy solution, CareLinx’s tech-enabled home care, and our artificial intelligence engine from doc.ai, we believe we have created a significantly more powerful digital-first platform that can provide access to high-quality care, improve the healthcare experience, and help lower healthcare costs.”

Mr. Arnold added, “Given the increased breadth of the Sharecare platform, in fiscal 2022, our sales and marketing efforts are focused on larger, more comprehensive digital platform opportunities. We believe this will accelerate our growth over the coming years, as well as enhance the value we deliver today to the nearly 10 million eligible lives on our platform. With a strong balance sheet and a commitment to operational excellence, we are confident in our ability to deliver double digit revenue growth in 2022 with the expectation of being free cash flow break-even by the end of the year.”

Fourth Quarter 2021 Financial Results
All comparisons, unless otherwise noted, are to the three months ended December 31, 2020.
•Revenue of $118.5 million compared to $88.4 million, an increase of $30.1 million, or 34%.
•Net income of $9.5 million compared to net loss of $28.7 million, an increase to net income of $38.2 million. Net income in the fourth quarter of 2021 included $21.3 million in non-cash stock compensation; $12.9 million in transaction and closing costs; and $45.7 million of other non-cash or non-operational income. Excluding these items, the adjusted net loss was $2.0 million in the current quarter.
•Adjusted EBITDA of $5.4 million compared to $7.8 million, a decrease of $2.4 million which reflects increased investments in the current period for both technology and sales force expansion to support growth and a reversal of temporary cost reduction actions in the prior year, including furloughing employees as a direct and prudent reaction to COVID-19.
•Net earnings per share of $0.03 compared to net loss per share of $0.13, an increase of $0.16 which reflects the aforementioned items impacting net income.
•Adjusted net loss per share was $0.01 for both periods.

Full Year Financial Results
All comparisons, unless otherwise noted, are to the twelve months ended December 31, 2020.
•Revenue of $412.8 million compared to $328.8 million, an increase of $84.0 million, or 26%.
•Net loss of $85.1 million compared to net loss of $60.5 million, an increase to net loss of $24.6 million. Net loss during 2021 included $46.8 million in non-cash stock compensation; $31.7 million in transaction related acquisition costs and other costs associated with our business combination with Falcon Capital Acquisition Corp. and other M&A activities; $15.5 million in amortization of deferred financing fees associated with the settlement of debt; and $19.3 million of other non-cash or non-operational income. Excluding these items, the adjusted net loss was $10.4 million in the current year.
•Adjusted EBITDA of $27.0 million compared to $32.3 million, a decrease of $5.3 million which reflects increased investments in the current period for both technology and sales force expansion to support growth and a reversal of temporary cost reduction actions in the prior year, including furloughing employees as a reaction to COVID-19.
•Net loss per share of $0.30 compared to $0.28, an increase to net loss of $0.02 which reflects the aforementioned items impacting net loss.
•Adjusted net loss per share of $0.04 compared to $0.05, a decrease to net loss of $0.01 which excludes the impact of non-cash and non-operational expenses.

Strategic Initiatives to Enhance Long-term Operating Performance
The company has made the strategic decision to simplify our offerings with a heightened focus on digital, tech-enabled, and fully integrated capabilities enabling us to concentrate our sales and marketing efforts on larger, multi-year contracts. The objective of this initiative is to optimize capital allocation and resources to deliver the best solutions for our customers and the highest long-term growth and return for shareholders.

Our first action in rationalizing our offerings is to suspend support for our COVID-19 vaccine assistant and health passport as part of our health security portfolio. While highly successful -- enabling over 5 million vaccine registrations and supporting over 80 vaccination sites -- the variability and uncertainty in the ongoing response to COVID has dictated the decision to redeploy these resources to our core platform to create greater long-term value for our customers and shareholders.

In addition, in conjunction with one of our largest payor clients, we will be working collaboratively to transition and streamline our legacy patient centered medical home (PCMH) business to a more tech-enabled model that, when redeployed, will be positioned to drive improved productivity, increased coordination with clinical teams and community resources, and enhanced member engagement.

Financial Outlook
Financial outlook for the first quarter and year ending December 31, 2022, reflects the impact of our decision to suspend support for our COVID-19 vaccine assistant and health passport solutions as part of our health security portfolio and transitioning our PCMH business to a more tech-enabled model. Combined, these two actions represented approximately $65 million in revenue and $20 million in contribution margin which was included in the guidance the company provided in connection with the initial SPAC transaction.

Q1 2022 Financial Guidance
For the three months ending March 31, 2022, the Company expects:
•Revenue in the range of $95 to $98 million
•Adjusted EBITDA of breakeven

Fiscal 2022 Financial Guidance
For the twelve months ending December 31, 2022, the Company expects:
•Revenue in the range of $470 to $500 million
•Adjusted EBITDA in the range of $30 to $36 million

Supplemental Forward-Looking Expectations and Assumptions for Fiscal 2022
The Company has determined to provide the following supplemental expectations and assumptions regarding its fiscal 2022 results to provide investors with further transparency into the Company’s current beliefs regarding fiscal 2022, all of which are subject to change.

Our guidance assumptions reflect the following:
•Increase in eligible lives from 9.7 million at year-end 2021 to approximately 12 million lives by year-end fiscal 2022, a 24% increase over fiscal 2021.
•Enterprise revenue growth of approximately 15% compared to fiscal 2021 which includes the impact of the decision to suspend support for certain health security solutions and the transition of our PCMH business.
•Provider revenue growth of approximately 30% compared to fiscal 2021; reflects an expected increase in records retrieved to 6.0 million records, an 18% increase over fiscal 2021, and additional growth in payment integrity.
•Life Sciences revenue growth of approximately 11% compared to fiscal 2021 reflects continued market penetration. The channel is expected to have similar seasonality patterns including approximately 35% of annual revenue likely to be reported in the fourth quarter.
•Capital expenditures of approximately $35-$40 million.
•Free cash flow of $(50)-$(60) million which reflects increased working capital needs and investments to support growth but excludes any non-recurring items which may occur during the year.
•Depreciation and amortization of $40-$50 million.

Conference Call
The Company will host a conference call to review the fourth quarter and full-year fiscal 2021 results today, Thursday, Mar. 31, 2022, at 8:00 a.m. EDT. The call can be accessed by dialing (844) 284-3435 for U.S. participants or (914) 800-3939 for international participants, and referencing the conference ID #9472555; or via live audio webcast, available online at https://investors.sharecare.com/. A webcast replay of the call will be available for on-demand listening at the same link and will remain available for approximately 90 days.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures adjusted EBITDA, adjusted net income (loss), and adjusted earnings (loss) per share ("adjusted EPS") are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net income (loss), and adjusted EPS to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historic adjusted EBITDA, adjusted net income (loss), and adjusted EPS to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

We have not reconciled adjusted EBITDA guidance to net income (loss) because we do not provide guidance for net income (loss) or for items that we do not consider indicative of our ongoing performance, including, but not limited to, the impact of significant non-recurring items, as certain of these items are out of our control and/or cannot be reasonably predicted. Accordingly, reconciliations of adjusted EBITDA guidance to the corresponding U.S. GAAP measures are not available without unreasonable effort.

Adjusted EBITDA
We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) loss on extinguishment of debt, (v) other expense/(income) (non-operating), (vi) loss from equity method investment, (vii) income tax (benefit) expense, (viii) share-based compensation, (ix) severance, (x) warrants issued with revenue contracts, and (xi) transaction and closing costs. We do not view the items excluded as representative of our ongoing operations.

Adjusted Net Income (Loss)
We calculate adjusted net income (loss) as net income (loss) attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) loss from equity method investments, (v) share-based compensation, (vi) severance, (vii) warrants issued with revenue contracts, and (viii) transaction and closing costs. We do not view the items excluded as representative of our ongoing operations.

Adjusted Earnings (Loss) Per Share
We calculate adjusted EPS as adjusted net income (loss), as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, our ability to realize the expected benefits of partnerships or other relationships with third parties or customers on our future growth objectives and the statements under the caption “Financial Outlook.”

We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. Descriptions of some of the factors that could cause actual results to defer materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Risk Factors section of the Annual Report on Form 10-K. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Relations:
Jen Martin Hall
jen@sharecare.com

Investor Relations:
Evan Smith, CFA
evan.smith@sharecare.com

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Revenue	$118,537	$88,413	$412,815	$328,805
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	58,935	43,758	203,218	160,911
Sales and marketing	15,360	9,108	51,407	33,335
Product and technology	21,838	12,472	74,438	44,078
General and administrative	51,534	30,153	136,594	83,238
Depreciation and amortization	10,000	5,581	32,601	24,684
Total costs and operating expenses	157,667	101,072	498,258	346,246
Loss from operations	(39,130)	(12,659)	(85,443)	(17,441)
Other income (expense):
Interest income	47	10	96	71
Interest expense	(721)	(7,512)	(27,662)	(31,037)
Loss on extinguishment of debt	—	—	(1,148)	—
Other income (expense)	47,822	(9,439)	27,007	(9,709)
Total other income (expense)	47,148	(16,941)	(1,707)	(40,675)
Income (loss) before income tax benefit and loss from equity method investment	8,018	(29,600)	(87,150)	(58,116)
Income tax benefit	1,501	863	2,021	1,557
Loss from equity method investment	—	—	—	(3,902)
Net income (loss)	9,519	(28,737)	(85,129)	(60,461)
Net loss attributable to non-controlling interest in subsidiaries	(98)	(71)	(129)	(443)
Net income (loss) attributable to Sharecare, Inc.	$9,617	$(28,666)	$(85,000)	$(60,018)

Net earnings (loss) per share attributable to common stockholders(1):
Basic	$0.03	$(0.13)	$(0.30)	$(0.28)
Diluted	$0.02	$(0.13)	$(0.30)	$(0.28)

Weighted-average common shares outstanding(1):
Basic	336,534,375	217,615,083	281,026,365	215,094,037
Diluted	411,141,721	217,615,083	281,026,365	215,094,037
(1) Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2 in the Annual Report on Form 10-K.

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$271,105	$22,603
Accounts receivable, net (net of allowance for doubtful accounts of $6,212 and $5,707, respectively)	103,256	70,540
Other receivables	5,327	3,152
Prepaid expenses	8,819	3,876
Other current assets	2,459	1,521
Total current assets	390,966	101,692
Property and equipment, net	4,534	4,073
Other long term assets	12,173	6,226
Intangible assets, net	155,086	78,247
Goodwill	192,442	75,736
Total assets	$755,201	$265,974
Liabilities, Redeemable Noncontrolling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$27,155	$19,346
Accrued expenses and other current liabilities	51,653	41,669
Deferred revenue	11,655	9,907
Contract liabilities, current	4,597	4,045
Debt, current	–	400
Total current liabilities	95,060	75,367
Contract liabilities, noncurrent	1,745	6,261
Warrant liabilities	10,820	4,963
Long-term debt	419	171,824
Other long-term liabilities	24,116	17,015
Total liabilities	132,160	275,430
Commitments and contingencies
Redeemable non-controlling interest	–	4,000
Series A Redeemable convertible preferred stock, $0.0001 par value; 5,000,000 and no shares authorized; 5,000,000 and no shares issued and outstanding, aggregate liquidation preference of $50,000 and $0 as of December 31, 2021 and 2020, respectively (1)	58,205	—
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 600,000,000 and 424,353,300 shares authorized; 345,788,707 and 217,106,957 shares issued and outstanding as of December 31, 2021 and 2021, respectively (1)	35	22
Additional paid-in capital	1,042,164	377,134
Accumulated other comprehensive loss	(2,061)	(702)
Accumulated deficit	(477,113)	(392,113)
Total Sharecare stockholders’ equity (deficit) (1)	563,025	(15,659)
Noncontrolling interest in subsidiaries	1,811	2,203
Total stockholders’ equity (deficit) (1)	564,836	(13,456)
Total liabilities, redeemable noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity (deficit)	$755,201	$265,974
(1) Retroactively restated for the Reverse Recapitalization as a result of the Business Combination as described in Notes 1 and 2 in the Annual Report on Form 10-K.

SHARECARE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$9,519	$(28,737)	$(85,129)	$(60,461)
Add:
Depreciation and amortization	10,000	5,581	32,601	24,684
Interest income	(47)	(10)	(96)	(71)
Interest expense	721	7,512	27,662	31,037
Income tax benefit	(1,501)	(863)	(2,021)	(1,557)
Loss on extinguishment of debt	—	—	1,148	—
Other expense (income)	(47,822)	9,439	(27,007)	9,709
Loss from equity method investments	—	—	—	3,902
Share-based compensation	21,263	12,718	46,780	19,160
Severance	313	250	1,278	2,553
Warrants issued with revenue contracts(a)	20	834	79	1,188
Transaction and closing costs(b)	12,889	1,034	31,733	2,187
Adjusted EBITDA(c)	$5,355	$7,758	$27,028	$32,331

(a)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(b)	Represents costs related to our business combination with Falcon Capital Acquisition Corp. and transaction and post-closing costs related to acquisitions occurring in 2021 and prior years.
(c)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.

SHARECARE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to Sharecare, Inc.(a)	$9,617	$(28,510)	$(85,000)	$(60,822)
Add:
Amortization of acquired intangibles(b)	1,668	869	5,321	3,851
Amortization of deferred financing fees	71	1,185	15,537	6,801
Change in fair value of warrant liability and contingent consideration	(47,842)	9,345	(26,123)	9,647
Loss from equity method investments	—	—	—	3,902
Share-based compensation	21,263	12,718	46,780	19,160
Severance	313	250	1,278	2,553
Warrants issued with revenue contracts(c)	20	834	79	1,188
Transaction and closing costs(d)	12,889	1,034	31,733	2,187
Adjusted net loss(e)	$(2,001)	$(2,275)	$(10,395)	$(11,533)

Weighted-average common shares outstanding, basic and diluted	336,534,375	217,615,083	281,026,365	215,094,037

Adjusted loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.04)	$(0.05)

(a)
Net loss attributable to Sharecare, Inc. reflects the exclusion of remeasurements of redeemable noncontrolling interests of $156 and $804 for the three- and twelve-month periods ended December 31, 2020, respectively.

(b)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(c)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(d)	Represents costs related to our business combination with Falcon Capital Acquisition Corp. and transaction and post-closing costs related to acquisitions occurring in 2021 and prior years.
(e)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given the Company is in a full valuation allowance position.